Exhibit 99.2

Our reference	: MT/RL/2023002853
Your reference	: To Be Advised

Date: 13 September 2024

BASEL MEDICAL GROUP LTD 6 Napier Road, Unit #02-10/11 Gleneagles Medical Centre Singapore 258499

Dear Sirs

BASEL MEDICAL GROUP LTD - LEGAL OPINION

1	Introduction

1.1	We have been requested to provide an opinion (“Opinion”) in relation to:

1.1.1	summaries of the Singapore legal matters (if any) referred to in the Form F-1 (Registration Statement under the Securities Act of 1993) (“Form F-1”) under the captions “Prospectus Summary”, “Risk Factors”, “Enforcement of Civil Liabilities”, “Corporate History and Structure”, “Business”, “Regulations”, and “Principal Shareholders” only, in relation to the proposed listing of ordinary shares of Basel Medical Group Ltd (BVI Company No. 2129740), a company incorporated in British Virgin Islands and having its registered office address at 6 Napier Road, #02-10/11 Gleneagles Medical Centre, Singapore 258499) (“Company”) on the Nasdaq (“Proposed Listing”); and

1.1.2	the shareholding structure of the following Singapore subsidiaries of the Company:

1.1.2.1	SINGMED SPECIALISTS PTE. LTD. (Company Registration No. 202009227G), an exempt private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SMS”);

1.1.2.2	SINGAPORE KNEE, SPORTS AND ORTHOPAEDIC CLINIC PTE. LTD. (Company Registration No. 201423275R), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SKSOC”);

1.1.2.3	SINGAPORE KNEE, SPORTS AND ORTHOPAEDIC SERVICES PTE. LTD. (Company Registration No. 201423279Z), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SKSOS”);

1.1.2.4	SSOC PTE. LTD. (Company Registration No. 201317913D), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SSOC”);

1.1.2.5	SINGAPORE SPORTS & ORTHOPAEDIC CLINIC PTE. LTD. (Company Registration No. 200409566N), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SSOC Old”);

1.1.2.6	SSOS PTE. LTD. (Company Registration No. 201317918W), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SSOS”);

1.1.2.7	SINGAPORE SPORTS & ORTHOPAEDIC SERVICES PTE. LTD. (Company Registration No. 200409568R), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SSOS Old”); and

1.1.2.8	SINGAPORE SPORTS AND PHYSIOTHERAPY CENTRE PTE. LTD. (Company Registration No. 201719519W), a private company limited by shares incorporated under the laws of Singapore and having its registered office address at 6 Napier Road, #03-07, Gleneagles Medical Centre, Singapore 258499 (“SSPC”, and together with SMS, SKSOC, SKSOS, SSOC, SSOC Old, SSOS, SSOS Old, the “Group Companies” and each a “Group Company”).

We express no opinion on any other entity.

1.2	This Opinion is limited to the laws of Singapore of general application at the date of this Opinion, as currently applied by the courts of Singapore.

2	Documents

2.1	For the purpose of rendering this Opinion, we have examined and relied solely on the following documents (“Documents”):

2.1.1	a copy of the latest draft Form F-1 dated 13 September 2024 (“Latest Form F-1”); and

2.1.2	documents provided by the Group Companies up to 18 May 2023 (the “List of Documents”);

2.1.3	results of the business profile search made on 12 September 2024 at the Accounting and Corporate Regulatory Authority (“ACRA”) in respect of the Group Companies (the “Business Profile Searches”);

2.1.4	publicly available corporate documents of the Group Companies obtained from ACRA on 12 September 2024, comprising in respect of the Group Companies, (i) the electronic register of members of each Group Company, (ii) the register of directors of each Group Company, (iii) the register of secretaries of each Group Company, and (iv) the register of auditors of each Group Company (the “Registers Searches”);

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2.1.5	copies of the (i) civil cases search (comprising writ of summons for the Magistrate Court, District Court and Supreme Court of Singapore, originating summons at the State Courts of Singapore and originating summons, originating petitions and originating motions at the Supreme Court of Singapore), (ii) enforcement search (comprising writ of possession); writ of seizure and sale, writ of distress and writ of delivery at both the State Courts and Supreme Court of Singapore), (iii) insolvency search including judicial management search in respect of the Company (comprising companies winding up and originating summons, originating petitions and originating motions at the Supreme Court of Singapore) and bankruptcy search in respect of each existing director of the Company (comprising originating summons and originating applications for bankruptcy at the Supreme Court of Singapore), and (iv) appeal cases search (comprising appeal cases at both the State Courts and the Supreme Court of Singapore), for years of 2022 and 2023 and for the period 1 January 2024 to 12 September 2024 conducted in respect of each of the Group Company (“Court Searches”); and

2.1.8	results of the patents, trademarks and designs searches conducted on 12 September 2024 on the eSearch services of the Intellectual Property Office of Singapore in respect of each of the Group Company (“IP Searches”, and together with the Business Profile Searches, Registers Searches, Court Searches and the IP Searches, the “Searches”).

2.2	We have no knowledge of the day-to-day operations and business of the Group Companies and save as expressly stated in paragraph 2.1 of this Opinion, we have not examined the statutory records or undertaken any independent investigation or inquiry into the affairs, matters and/or business of the Group Companies in connection with or in relation to the Proposed Listing.

3	Assumptions

3.1	In giving this Opinion we have, unless expressly stated otherwise below, without any further enquiry, assumed that:

3.1.1	each person and/or entity, other than ourselves, whose knowledge is relevant for the purposes of determining the Opinion contained herein has disclosed to us all information actually known to it and all information that, in the circumstances, it ought reasonably to have obtained by making enquiries;

3.1.2	the information disclosed by the Searches are true and complete, and remain correct up to the date of this Opinion, and that such information have not since then been altered and that the Searches did not fail to disclose any information which has been delivered for filing but did not appear on the public records at the respective times of the Searches;

3.1.3	all documents, forms and notices which should have been delivered to, filed and/or registered with ACRA and/or IPOS on behalf of or relating to the Group Companies have been so delivered, filed or registered within the time limits prescribed for such delivery, filing or registration; and such documents, forms and notices when delivered to, filed or registered with ACRA and/or IPOS were and continue to remain true, accurate and not misleading, and the file of records maintained at ACRA and/or IPOS concerning the Group Companies were complete, accurate and up-to-date at the time of the Business Profile Searches, Registers Searches and IP Searches;

3.1.4	all documents, forms and notices which should have been delivered to, filed and/or registered with the Supreme Court of Singapore and the State Courts of Singapore on behalf of or relating to the Group Companies and each existing director of the Group Companies and have been so delivered, filed or registered within the time limits prescribed for such delivery, filing or registration; and such documents, forms and notices, when delivered to, filed or registered with the Supreme Court of Singapore and the State Courts of Singapore, were and continue to remain true, accurate and not misleading, and the file of records maintained at the Supreme Court of Singapore and the State Courts of Singapore concerning the Company and each existing director of the Group Companies were complete, accurate and up-to-date at the time of the Court Searches;

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3.1.5	the Group Companies have not passed any voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of the Group Companies, no application has been presented or order made by a court for the administration of the Group Companies, no documents have been filed with the court for the appointment of an administrator in respect of the Group Companies, no receiver, trustee, administrator, administrative receiver or similar officer has been appointed or no distress or execution or other process is being enforced upon or issued out in relation to the Group Companies or its business or assets, revenues or undertakings which, in any such case, has not been revealed by the Court Searches;

3.1.6	there are no documents not examined by us or any documents not provided to us which would affect or have any implication on this Opinion;

3.1.7	there are no provisions of any law, rule or regulation of any jurisdiction outside Singapore which would have any implication on this Opinion we express, and that insofar as the laws of any jurisdiction out Singapore may be relevant, such laws have been or will be complied with; and

3.1.8	save for any laws, rules and regulations in Singapore, and the Constitution, there are no subsisting contractual or other restrictions binding on the Group Companies which would have any implication on this Opinion we express.

4	Opinion

4.1	Subject to the assumptions and qualifications set forth in this Opinion and any matters not disclosed to us, we are of the opinion that:

4.1.1	the statements set forth in the Latest Form F-1 under the captions “Prospectus Summary”, “Risk Factors”, “Enforcement of Civil Liabilities”, “Corporate History and Structure”, “Business”, “Regulations”, and “Principal Shareholders”, insofar as such statements constitute summaries of the Singapore legal matters referred to therein, fairly summarise the matters referred to therein as of 13 September 2024; and

4.1.2	the Company is the sole shareholder of SMS, which holds the entire issued and paid-up capital of SMS;

4.1.3	SMS is the sole shareholder of SKSOC, which holds the entire issued and paid-up share capital of SKSOC;

4.1.4	SMS is the sole shareholder of SKSOS, which holds the entire issued and paid-up share capital of SKSOS;

4.1.5	SMS is the sole shareholder of SSOC, which holds the entire issued and paid-up share capital of SSOC ;

4.1.6	SMS is the sole shareholder of SSOC Old, which holds the entire issued and paid-up share capital of SSOC Old;

4.1.7	SMS is the sole shareholder of SSOS, which holds the entire issued and paid-up share capital of SSOS;

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4.1.8	SMS is the sole shareholder of SSOS Old, which holds the entire issued and paid-up share capital of SSOS Old;

4.1.9	SMS is the sole shareholder of SSPC, which holds the entire issued and paid-up share capital of SSPC;

4.1.10	the shareholding structure of the Group Companies currently does not, and immediately after giving effect to the Proposed Listing will not, result in any violation of the applicable Singapore laws, and is currently valid, binding and enforceable in accordance with applicable Singapore laws;

4.1.11	based on the Court Searches, none of the Group Companies are currently parties to any material litigation proceedings in Singapore;

4.1.12	each of the Group Companies has obtained all necessary licenses that are required under existing Singapore laws to operate its existing business in Singapore (“Licenses”) and such Licenses continue to be valid as of the date of this Legal Opinion; and

4.1.13	each of the Group Companies is duly incorporated in Singapore and validly existing under the applicable Singapore laws. As of the date of this Opinion, (a) no resolution has been passed to voluntarily wind up the Group Companies; (b) no winding up petition has been presented to the Group Companies; (c) no order has been made by any court for the winding up or administration of the Group Companies; and (d) no receiver or administrator has been appointed in relation to the Group Companies or any of its assets or revenues;

5	Qualifications

5.1	The qualifications to which this Opinion is subject are as follows:

5.1.1	there is no fraud, defalcation or other criminal act under Singapore law effected by Company, and its board of directors and management and shareholder(s) thereof;

5.1.2	we have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore.;

5.1.3	the Searches are not capable of revealing information which have not been filed with the relevant governmental or regulatory authority as at the date of the Searches, and may not be capable of revealing notifications, filings, applications and/or petitions which have been filed with a relevant governmental or regulatory authority on or after the date of the Searches. For instance, the Searches may not be capable of revealing whether or not a winding-up petition or an application for judicial management has actually been presented on or after the date of the Searches and notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at ACRA immediately and there may be a delay in the relevant notice appearing on the ACRA Searches;

5.1.4	the IP Searches are only capable of revealing information that has been filed with the IPOS as at the date of the IP Searches and which has been captured and made generally available to the public via public searches;

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5.1.5	it should be noted that the ACRA Searches only reveals the legal ownership of the shares of the Group Companies, but does not record the beneficial ownership of such shares or any trust affecting them nor the existence of any mortgage, charge, pledge, lien or other encumbrance or adverse interest; and

5.1.6	this Opinion is given on the basis that we undertake no responsibility to notify any addressee of this Opinion of any change in the laws of Singapore or change in the Constitution after the date of this Opinion.

6	Benefit of Opinion

6.1	This Opinion is addressed to you solely for your benefit, save that a copy of this Opinion may be disclosed for reference purposes to (a) the underwriters for the Proposed Listing, (b) the Company’s legal, tax and accounting advisors in connection with the Proposed Listing, (c) the United States Securities And Exchange Commission, and/or (d) The Nasdaq Stock Market LLC, this Opinion may not be disclosed to or relied upon by any other person without our prior written consent. This Opinion may not be reproduced, copied or delivered to any persons whether electronically or otherwise. We accept no responsibility or legal liability to any person other than you, in relation to the contents of this Opinion.

6.2	This Opinion is stated as of its date and we do not undertake any obligation to take account of any change in law or circumstances after the date of this Opinion.

6.3	This Opinion is strictly limited to the matters stated herein and is not to be read as applying by implication to any other matter.

6.4	This Opinion is given on the basis that Bayfront Law LLC alone, and none of Bayfront Law LLC’s shareholders, directors, employees or consultants, hereby incurs potential liability to you in relation to the matters set out in this Opinion.

6.5	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-1 of the Company and to the reference to our firm under “Legal Matters” in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1993, or the rules and regulations of the Securities and Exchange Commission.

Yours faithfully

/s/ Bayfront Law LLC

Ryan Lin
Director
Bayfront Law LLC
in alliance with Nishimura & Asahi (Singapore) LLP

E-Mail: ryan.lin@bayfrontlaw.sg
Telephone: +65 6922 7999

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